EXHIBIT 10.1

ASSET ASSIGNMENT AND PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of March 31, 2014, by and between MYSKIN, Inc., a California Corporation (the “Company” or “Seller”), and MySkin Services, Inc. (the “Buyer” or “MTA”).

WHEREAS, the Buyer wishes to acquire from the Company, all right, title and interest in and to all tangible and intangible assets, trademarks, customer lists, intellectual property and rights, wherever located, which are owned as relates to the advanced skin care business (“MySkin Assets”) since the Company no longer has use for MySkin Assets.

Payment MySkin Assets: The Company hereby sells and transfers the MySkin Assets to MTA for which the Buyer exchanged payables due and owing to Marichelle Stoppenhagen and/or MTA by the Company in the amount of $15,000.00 which it currently owes to Marichelle Stoppenhagen. In addition, MTA shall assume and pay for all costs associated with the MySkin Assets from the date that this Agreement is effective. The Company shall have no further obligation to MTA.

Non-Disclosure: The Company hereby agrees to maintain the confidentiality of this Agreement, except as required by applicable law or pursuant to any disclosures required to be made by any regulatory reporting agency.

Confidentiality: Notwithstanding any other provision hereof, the parties agree that any documents or information, which either party has previously provided to the other in connection with the MySkin Assets, shall be deemed to be Confidential Information hereunder.  Any Confidential Information which the Company or the Buyer discloses (or has disclosed prior to the date hereof) to the other (a) shall not be disclosed by the Buyer to any other person or entity without the Company’s prior written consent; provided, however, that the Buyer may reveal such information to its representatives who (i) need to know or be aware of the Confidential Information and (ii) are informed of the confidential nature of the Confidential Information and agree to comply with the provisions of this Agreement.

Expenses: Each of the parties hereto shall be responsible for their own expenses pursuant to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

COMPANY MySkin, Inc. /s/ Paul Enright Authorized Signature Print Name: Paul Enright Title: CEO Date: March 31, 2014	BUYER MySkin Services, Inc. /s/ Marichelle Stoppenhagen Authorized Signature Print Name: Marichelle Stoppenhagen Date: March 31, 2014